Exhibit 10.26

SECOND AMENDMENT

TO THE

NALCO COMPANY PROFIT SHARING AND SAVINGS PLAN

(As Amended and Restated Effective January 1, 2008)

WHEREAS, Nalco Company (the “Company”), maintains the Nalco Company Profit Sharing and Savings Plan, as amended and restated effective January 1, 2008 (the “Plan”) for the benefit of eligible employees of the Company and its related employers who have adopted the Plan; and

WHEREAS, pursuant to Sections 10.3 and 12.1 of the Plan, the Company’s Employee Benefit Plan Administration Committee (“EBPAC”) has authority to amend the Plan; and

WHEREAS, EBPAC desires to amend the Plan to comply in good faith with recent changes in the law, including the requirements of the Pension Protection Act of 2006, Worker, Retiree, and Employer Recovery Act of 2008 and the Heroes Earnings Assistance and Relief Tax Act of 2008; to modify the matching contribution provision of the Plan; to provide certain benefits to domestic partners; and to make certain other changes to the Plan;

NOW, THEREFORE, BE IT RESOLVED, that EBPAC hereby amends the Plan effective as of the dates provided herein, as follows:

1. Effective January 1, 2009, Section 2.9(a) of the Plan is amended by inserting the following new sentence at the end thereof:

“To the extent permitted by and subject to the provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 and Code section 3401(h), Compensation shall include any differential wage payments, as defined in Code section 3401(h)(2).”

2. Effective January 1, 2010, Article II of the Plan is amended by inserting the following new Section 2.11A immediately after current Section 2.11 and immediately before Section 2.12:

“2.11A. ‘Domestic Partner’ means an individual of the same sex or opposite sex as a Participant, who has entered into a domestic partnership with the Participant where such individual and the Participant:

(a)	Are each other’s sole domestic partners and intend to remain so indefinitely;

(b)	Are at least 18 years of age and mentally competent to consent to contract;

(c)	Are neither married to an individual outside of the domestic partnership nor are a member of another domestic partnership;

(d)	Are jointly responsible for each other’s common well-being and financial obligations;

(e)	Are not related by blood to the degree of closeness that would prohibit a legal marriage in the state of residence; and

(f)	Have lived together in the same principal residence for at least six (6) months and intend to do so indefinitely.

The Participant and Domestic Partner must provide such documentation as EBPAC may require as evidence of the permanency of the relationship and their financial interdependence and joint responsibility.”

3. Effective January 1, 2010, Article II of the Plan is amended by deleting Sections 2.24, 2.25, 2.33 and 2.34 in their entirety and redesignating the remaining sections in Article II accordingly.

4. Effective January 1, 2010, newly designated Section 2.27 is amended by substituting a reference to Section 2.27 in place of the reference to Section 2.29.

5. Effective January 1, 2010, the first paragraph of Section 4.10 of the Plan is amended in its entirety to read as follows:

“Subject to the applicable limitations set forth in Article VIII, as soon as practicable, and in no event later than the time prescribed by law (including extensions thereof) for filing the Employer’s Federal income tax return for its taxable year, the Employer shall deposit with the Trustee on behalf of each of its Active Participants, a Company 401(k) Match Contribution in an amount equal to 100% of each such Participant’s 401(k) Contributions, excluding 401(k) Contributions in excess of 4% of the Participant’s Compensation.”

6. Effective January 1, 2007, Section 6.2 of the Plan is amended by inserting the following new paragraph at the end thereof:

“Notwithstanding anything in this Section 6.2 to the contrary, if a Participant dies on or after January 1, 2007 while performing qualified military service (as defined in Code section 414(u)), the Participant’s Company 401(k) Match Account and his Profit Sharing Account shall become fully vested and nonforfeitable upon the date of his death, provided that the Participant would have been eligible for reinstatement of employment with the Company had the Participant’s qualified military service ended on the day before his death.”

7. Effective January 1, 2009, Subsection 7.3(e) of the Plan is amended by adding the following new sentence at the end thereof:

“Notwithstanding anything in the Plan to the contrary, the Plan shall not suspend required distributions under this Section 7.3 for the 2009 Plan Year as permitted by Code section 401(a)(9)(H) as enacted by the Worker, Retiree, and Employer Recovery Act of 2008.”

8. Effective January 1, 2010, Section 7.6(a)(1) of the Plan is amended by inserting the following immediately prior to the semicolon at the end thereof:

“of the Participant, the Participant’s spouse or dependents (as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B)), or the Participant’s Beneficiary designated in accordance with Section 15.1(a) hereof”

9. Effective January 1, 2010, Sections 7.6(a)(3) and (6) of the Plan are amended by inserting the following immediately prior to the semicolons at the end thereof:

“(as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B)) or the Participant’s Beneficiary designated in accordance with Section 15.1(a) hereof”

10. Effective January 1, 2008, the first sentence of Section 7.9(b)(3) of the Plan is amended by replacing the word “or” where it occurs therein with a comma and inserting the following at the end thereof:

“or, subject to the restrictions set forth in Code section 408A, a Roth IRA (as defined in Code section 408A)”

11. Effective January 1, 2009, Article VII of the Plan is amended by inserting the following new Section 7.10 immediately following current Section 7.9:

“7.10. Withdrawals During Qualified Military Service. Notwithstanding the foregoing, to the extent permitted by and subject to the provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 and applicable law, a Participant who is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of at least 30 days and receiving differential wage payments (within the meaning of Code section 3401(h)(2)) shall be eligible to receive a distribution of his elective deferrals from his Account, provided that such Participant may not make 401(k)/Pre-Tax Contributions, 401(k)/Roth Contributions or Voluntary/After-Tax Contributions under the Plan during the six month period following such distribution.”

12. Effective January 1, 2008, the fourth sentence of Section 8.1(c) of the Plan is amended by replacing the phrase “until distributed” where it occurs therein with the following:

“through the end of the calendar year in which such contribution was made”

13. Effective January 1, 2008, the fourth sentence of Section 8.2(c) of the Plan is amended by replacing the phrase “until distributed” where it occurs therein with the following:

“through the end of the calendar year in which such contribution was made”

14. Effective January 1, 2010, Section 10.7(d) of the Plan is amended by replacing the current subsection title with the new subsection title “Restriction on Venue and Limitations on Actions” and inserting the following two sentences at the end thereof:

“Any Participant or Beneficiary can bring an action in connection with the Plan only in Federal District Court in Chicago, Illinois. The Participant or Beneficiary must bring the cause of action within two years of the final adverse benefit determination which is being challenged.”

15. Effective January 1, 2010, Section 11.5 of the Plan is amended by inserting the following new sentence at the end thereof:

“For purposes of this Section 11.5, a Participant’s ‘alternate payee’ shall not include a

Participant’s Domestic Partner, unless the Domestic Partner is recognized by a domestic relations order as the Participant’s dependent (as defined in Code section 152) and has the right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.”

16. Effective January 1, 2010, Section 15.1 of the Plan is amended by revising subsections (b), (d) and (e) in their entirety to read as follows and by inserting the following new subsection (f):

“(b)	The Beneficiary of each Participant who is either married or in a domestic partnership shall automatically be the surviving spouse or Domestic Partner, as the case may be, of such Participant, unless such spouse or Domestic Partner had consented in writing to the designation of another Beneficiary or Beneficiaries. Each Participant who is married or in a domestic partnership may, from time to time, change his designation of a Beneficiary or Beneficiaries; provided, however, that the Participant may not change such designation without the written consent of his spouse or Domestic Partner, as the case may be. Any such written consent must satisfy the requirements of Subsection 15.1(e).”

“(d)	In the event that a Participant fails to designate a Beneficiary or Beneficiaries, or if for any reason such designation shall be legally ineffective, or if all designated Beneficiaries predecease him or die simultaneously with him, distribution shall be made to the Participant’s surviving spouse or Domestic Partner, as the case may be; provided, however, that if there is no surviving spouse or Domestic Partner, distribution shall be made to the executor or administrator of the Participant’s estate.”

“(e)	The written consent described in Subsection 15.1(b) shall not be effective unless (i) the spouse or Domestic Partner, as the case may be, has consented in writing to the designation of another Beneficiary or Beneficiaries, (ii) such designation designates another Beneficiary or Beneficiaries (or a form of benefits) which may not be changed without the written consent of the spouse or Domestic Partner, as applicable (or the consent of the spouse or Domestic Partner expressly permits designations by the Participant without any requirement of further consent by the spouse or Domestic Partner), and (iii) the spouse’s or Domestic Partner’s consent acknowledges the effect of such designation and is witnessed by a Plan representative or a notary public. Such consent shall not be required if the Participant establishes to the satisfaction of EBPAC that such consent may not be obtained because there is no spouse or Domestic Partner, because the spouse or Domestic Partner cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulation.”

“(f)	Notwithstanding the foregoing, unless prior to the Participant’s death the Company has received satisfactory documentation of the domestic partnership, as provided in Section 2.11A, the provisions of this Section 15.1 which relate to a Domestic Partner shall not apply.”

17. Effective January 1, 2010, the first sentence of Section 15.2 of the Plan is amended by deleting the word “or” in the next to last place where it occurs therein and inserting the following at the end thereof:

“, or a Domestic Partner, provided that the Company has received satisfactory documentation of the domestic partnership, as provided in Section 2.11A.”

*        *        *

IN WITNESS WHEREOF, EBPAC has caused this Second Amendment to be executed by its duly authorized members this 30th day of November, 2009.

NALCO COMPANY
EMPLOYEE BENEFIT PLAN ADMINISTRATION COMMITTEE

Erik Fyrwald

Brad Bell

Steve Landsman

Laurie Marsh

Bob Dompke